Exhibit 5.9

                            UNION BANK OF SWITZERLAND




                                                                 March 20, 1998




First Washington Realty Limited Partnership
4350 East-West Highway
Suite 400
Bethesda, Maryland 20814

Attention:        Mr. James Blumenthal


                  Re: Our $35,500,000 secured revolving loan (the "Loan") to you made pursuant to a Revolving Credit Agreement between you and us dated as of January 22, 1998 (the "Loan Agreement"; capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement)

Dear Sirs:

This is to confirm the agreement between you and us that the Loan Agreement is amended, effective as of the date hereof, as follows:

                  1.   In Section 1.01:

                  (a) In the definition of the term "Bid Borrowing Limit", the figure "Seventeen Million Dollars ($17,000,000)" is amended to "Twenty
                           Two Million Dollars ($22,000,000)".

                  (b) In the definition of the term "Borrowing Base", "(A)" is inserted between "to" and "the" in the second line and "(B) less $6,000,000" is added at the end thereof.

                  (c) In the definition of the term "Loan Commitment", the figure "$35,500,000" is amended to "$45,000,000".

                  (d)      The following definition is added:

                                    "Watkins  Park" means the property  owned by
                           Borrower located in Prince George's County, Maryland, together with the Improvements thereon.

                  (e) The definition of "Improvements" is amended to add the following:

                           (7) in the case of Watkins Park,  the existing  strip
                           shopping  center  containing   approximately  113,643
                           SFGLA and known as "Watkins Park Plaza".

                  (f) The definition of "Property" and "Properties" is amended to add Watkins Park.

                  2.       In Section 2.08:

                           (a) The definition of the term "Ratable Loan Note" is amended to refer to that certain replacement note from you to us, dated the date hereof, in the principal amount of $45,000,000, as the same may be amended, modified, extended, severed, assigned, substituted, renewed, replaced or restated from time to time (the "Replacement Ratable Loan Note"), which Replacement Ratable Loan Note shall be in substitution for the $35,500,000 ratable loan note dated
                                    January 22, 1998.  The Replacement Ratable
                                    Loan Note shall evidence the principal
                                    indebtedness evidenced by said $35,500,000 ratable loan note, together with an additional principal indebtedness in the amount of $9,500,000.

                           (b) The definition of Bid Rate Loan Note is amended to refer to that certain replacement note from you to Administrative Agent, dated the date hereof, in the principal amount of $22,000,000, as the same may be amended, modified, extended, severed, assigned, substituted, renewed, replaced or restated from time to time (the "Replacement Bid Rate Loan Note"), which Replacement Bid Rate Loan Note shall be in substitution for the $17,000,000 bid rate loan note dated
                                    January 22, 1998.  The Replacement Bid Rate
                                    Loan Note shall evidence any Bid Rate Loans.

Our obligation to increase and modify the Loan as set forth above shall be conditioned on our receipt of (i) the Replacement Note, duly executed by you;
(ii) a replacement  Guaranty  executed by First Washington  Realty Trust,  Inc.,
(iii) a Mortgage and Indemnity for Watkins Park; (iv) an amendment, duly executed by you, to each Mortgage, to increase the principal amount thereof to $45,000,000 and to change the definition of the term "Note" therein to include a reference to the Replacement Ratable Loan Note and the Replacement Bid Rate Loan Note, together with such endorsements as we may require to the title policy insuring each Mortgage; (v) the items set forth in Section 4.01 of the Loan Agreement with respect to Watkins Park; and (vi) a resolution of the board of directors of your general partner authorizing you to execute this letter agreement and the documents contemplated hereby and to enter into the transactions contemplated hereby and thereby, and an opinion of your counsel with respect to the transactions contemplated hereby and thereby (each of the items required by the foregoing clauses (i) through (vi) to be in form and substance satisfactory to us).

Except as modified hereby, the Loan Agreement and other Loan documents shall remain unchanged and in full force and effect.

Kindly acknowledge your agreement with the foregoing, and your representation and warranty that you have no offsets, counterclaims or defenses against us with respect to the Loan, by signing and returning the enclosed copies of this letter.

                                Very truly yours,

                                UNION BANK OF SWITZERLAND
                                (New York Branch),
                                as Lender and as Administrative Agent


                                By: /s/   Howard Margolis

                                   Name:   Howard Margolis
                                   Title:  Vice President
                                           Real Estate Finance


                                By: /s/    Joseph M. Bassil

                                   Name:   Joseph M. Bassil
                                   Title:  Director


                                Agreement acknowledged this
                                20th day of March, 1998.

                                FIRST WASHINGTON REALTY
                                LIMITED PARTNERSHIP,
                                a Maryland limited partnership

                                By: First Washington Realty Trust, Inc., a Maryland corporation, general partner
Attest:

By: /s/      Henry M. Renaud             By: /s/   James G. Blumenthal [SEAL]
      Name:  Henry M. Renaud                Name:  James G. Blumenthal
      Title: Assistant Secretary            Title: Executive Vice President